EXHIBIT 99.2(l)



                                                  August 27, 2003



Ivy Multi-Strategy Hedge Fund LLC
One Wall Street
New York, New York 10286


Ladies and Gentlemen:

                  We have acted as counsel to Ivy Multi-Strategy Hedge Fund LLC (the "Fund"), a limited liability company organized under the laws of the State of Delaware, in connection with the registration of an additional $150,000,000 of limited liability company interests in the Fund ("Interests") under the Securities Act of 1933, as amended (the "1933 Act").

                  In such capacity, we have reviewed the Fund's Registration Statement on Form N-2 under the 1933 Act and the Investment Company Act of 1940, as amended, relating to this offering (the "Registration Statement") and Pre-Effective Amendment No. 2 to the registration statement filed by the Fund in connection with its initial offering of Interests, as filed with the Securities and Exchange Commission (File No. 333-100822). We are familiar with the actions taken by the Fund and its Board of Managers in connection with the authorization, and the proposed issuance and sale, of Interests, including but not limited to the adoption of a resolution authorizing the issuance of the Interests in the manner described in the prospectus contained in the Registration Statement (the "Prospectus"). In addition, we have examined and are familiar with the Fund's certificate of formation and the limited liability company agreement of the Fund, as in effect on the date hereof, and such other documents as we have deemed relevant to the matters referred to in this opinion.

                  We have examined such Fund records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of rendering this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to us. As to certain questions of fact material to our opinion, we have relied upon statements of officers of the Fund and upon representations of the Fund made in the Registration Statement.

                  Based upon the foregoing, we are of the opinion that Interests, when issued and sold in the manner described in the Prospectus, will be legally issued, fully paid and non-assessable.

Board of Managers
Ivy Multi-Strategy Hedge fund LLC
August 27, 2003
Page 2



                  We are attorneys licensed to practice only in the State of New York. The foregoing opinion is limited to the Federal laws of the United States and the Limited Liability Company Act of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                  We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to us as Counsel in the Prospectus and Statement of Additional Information constituting a part thereof.




                                                     Very truly yours,



                                                     Schulte Roth & Zabel LLP